UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

Bonanza Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52171	76-0720654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Richmond Ave, Suite 400
Houston, Texas 77098
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (713) 333-5808

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.

On February 2, 2009, Bonanza Oil & Gas, Inc. (the "Company"), entered into and closed a Bridge Loan Letter Agreement (the "Bridge Agreement") with an accredited investor (the “February 2009 Lender”) providing for the sale by the Company to the February 2009 Lender of its 14% promissory notes in the principal amount of $285,000 (the "February 2009 Note").

The February 2009 Note matures on May 2, 2009 (the "Maturity Date") and interest associated with the February 2009 Note is 14% per annum, which is payable upon maturity.

On February 6, 2009, the Company and G. Wade Stubblefield (“Stubblefield”), the Company’s Chief Financial Officer and Senior Vice President, entered into an Executive Employment Agreement (the “Stubblefield Agreement”) for a term of five years.  Pursuant to the Stubblefield Agreement, the parties agreed that Stubblefield shall receive:

-	Stubblefield shall receive an annual salary of $72,000;
-	A signing bonus consisting of 500,000 shares of common stock; and
-	A bonus as established by the Compensation Committee.

If Stubblefield is terminated for something other than cause or his disability, then Stubblefield shall be entitled to receive severance representing 24 months of his then base salary.  If Stubblefield is terminated for cause or is disabled for a period of six consecutive months or six months aggregate during any 12 month period, the Company shall not be required to make any further payments to Stubblefield.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Bridge Loan Letter Agreement dated February 2, 2009
4.2	14% promissory note issued February 2, 2009
10.1	Executive Employment Agreement between G. Wade Stubblefield and Bonanza Oil & Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Oil & Gas, Inc.

March 31, 2009	By:	/s/ G. Wade Stubblefield
G. Wade Stubblefield
Chief Financial Officer

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